Exhibit 99.1

                Visualant Enters Into Letter of Intent
                  for the Acquisition of the RATLab


    SEATTLE--(BUSINESS WIRE)--May 22, 2007--Visualant, Inc.
(OTCBB:VSUL), a technology company developing spectral data-based security and quality control solutions, today announced that it has entered into a letter of intent to acquire, in an all stock transaction, all interest in RATLab Acquisition Inc.

    The RATLab, founded by Dr. Tom Furness and Dr. Brian Schowengerdt, has been under contract to Visualant to conduct research and product development for the company.

    The RATLab team of scientists has provided the technology behind several Visualant pending patents, and the early product development of Visualant technology through the "Cyclops(TM)" project.

    Upon closing of the acquisition, Dr. Tom Furness will join the Board of Directors of Visualant, and Dr. Brian Schowengerdt will become Chief Technology Officer of the Company.

    Ron Erickson, Visualant Chairman and Co-Founder, said, "This acquisition is a significant benchmark in the development of the Company. We will benefit tremendously from the direct participation and contribution of Dr. Tom Furness and Dr. Brian Schowengerdt in the growth of Visualant."

    Dr. Furness stated, "We are proud of the technology developed by RATLab, and eager to be involved in the future growth and development and the Company." Dr. Furness, Founder of the RATLab, Founder and Director Emeritus of the Human Interface Technology Laboratory, and a Professor at the University of Washington, is a world-recognized expert in virtual reality and the human interface to technology. His role at Visualant is independent from his University responsibilities.

    Dr. Schowengerdt, fellow Founder of the RATLab, said, "I look forward to leading the technology team at Visualant. We have a world-class group of scientists working with us and their current and future contributions will vitalize the growth of the Company."

    Brad Sparks, Visualant CEO said, "We expect this transaction to close within the next sixty days. It brings productive synergy to the Company and its scientists and is a great step forward."

    About Visualant, Inc.

    Visualant, Inc. develops low-cost, high-speed, light-based security and quality control solutions available for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications. Our patent-pending technology uses controlled illumination with specific bands of light, measures and records what is seen, and manages data gathered in an innovative manner enabling our devices to establish a unique spectral signature for both individual and classes of items. Those spectral signatures, when matched against existing databases, allow precise identification and authentication of any item or substance. Our common stock is listed on the OTC Bulletin Board under the symbol, "VSUL."

    The statements made by Visualant, Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements describe the Company's future plans, projections, strategies and expectations, and may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements. These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Visualant, Inc. SEC reports and filings, including our Annual Report on Form 10-KSB and subsequent Quarterly Reports on Form 10-QSB and Current Report on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.


    CONTACT: Visualant, Inc.
             Lynn Felsinger, 206-903-1351
             Fax: 206-903-1352
             lynn@visualant.net